CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our following reports of Independent Registered Public Accounting Firm in this Amendment No. 3 of the Registration statement of Illustrato Pictures International, Inc. (the “company”) on Form 10/A as issued for CY 2021, dated December 9, 2022 and for CY 2022 dated April 6, 2023 and the references to our firm in this regard in the form 10/A so being filed by the company

For, PIPARA & CO LLP (6841)

Pipara & Co LLP

Place: Ahmedabad, India

Date: April 13th, 2023

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006, INDIA	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parej, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E:usa@pipara.com naman@piara.com